TetriDyn Solutions, Inc.
2016 Incentive Plan

TetriDyn Solutions, Inc. (the “Company”), hereby establishes an equity compensation plan to be known as the TetriDyn Solutions, Inc. 2016 Incentive Plan (the “Plan”). The Plan is effective as of April 6, 2016 (the “Effective Date”), subject in the case of Incentive Stock Options as provided herein to the approval of the Plan by the Company’s stockholders within 12 months of the Effective Date (the date of stockholder approval being the “Approval Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

1.             Purpose, Duration.

(a)           Purpose. The purpose of the Plan is to attract and retain directors, officers, other Employees, and others who are not Employees, but who have contributed, or are expected to contribute, to the success of the Company and who are important to the continued business and operations of the Company, and to provide to such persons incentives and rewards for superior performance.

(b)           Duration. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date. The Plan will remain in effect for outstanding Awards until no Awards remain outstanding.

(c)           Prior Plans. If the Company’s stockholders approve the Plan, each equity incentive and option award plan, if any, under which the Company currently may grant awards, as well as all other stockholder-approved plans under which the Company has previously made awards that may be terminated, expire, and otherwise not result in the issuance of shares as provided in such plan, to the extent not previously terminated in accordance with its terms (“Prior Plans”), shall be terminated on the Effective Date. Notwithstanding the termination of all Prior Plans, all shares available and that become available under the Prior Plans for awards shall be available for Awards under this Plan, and all outstanding awards under the Prior Plans as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the applicable Prior Plan.

2.             Definitions. As used in the Plan, the following definitions shall apply:

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under Nevada corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange and quotation system on which the Shares are listed and quoted, and the applicable laws of any other country and jurisdiction whose residents are granted Awards under the Plan.

“Approval Date” has the meaning given the term in the introductory paragraph.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of the Award, which need not be signed by the Participant.

“Board” means the Company’s Board of Directors.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned the term in the employment agreement, if any, between the Participant and the Company or Subsidiary. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which the term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean that: (a) the Participant has materially breached the terms of his employment by the Company; (b) the Participant, in the determination of the Board, has been grossly negligent in the performance of his duties; (c) the Participant has substantially failed to meet written standards established by the Company or Subsidiary for the performance of his duties; (d) the Participant has engaged in material willful or gross misconduct in the performance of his duties; and (e) a final nonappealable conviction of, or a plea of guilty or nolo contendere by, the Participant to a felony or misdemeanor involving fraud, embezzlement, theft, and dishonesty and other criminal conduct against the Company or Subsidiary has been entered. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause, without: (y) reasonable notice to the Participant setting forth the reasons for the Company’s or Subsidiary’s intention to terminate for Cause; and (z) delivery to the Participant of written notice of termination setting forth the finding that, in the good faith opinion of the Board, the Participant was guilty of Cause and specifying the particulars thereof in detail. The Plan Administrator may, in its discretion, waive all or part of the provisions of this paragraph for any individual Participant regarding the facts and circumstances of any particular situation involving a determination under this paragraph.

“Change of Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, if the Company is subject to the provisions of such schedule and regulation; provided that, without limitation, such a change in control shall be deemed to have occurred if: (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date hereof is a director and officer of the Company is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the combined voting power of the Company’s then-outstanding securities; (b) there is a merger or consolidation of the Company; or (c) the business or businesses of the Company for which the Participant’s services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets of the Company, and otherwise.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board and such other committee and subcommittee of the Board as may be duly appointed to administer the Plan and having the powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which the Shares are listed. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or the rules of the principal securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations, and other actions of the Committee.

“Company” means TetriDyn Solutions, Inc., and any successor thereto.

“Consultant” means any person, including an adviser, engaged by the Company or a Subsidiary to render services to the entity, including, at the discretion of the Plan Administrator, an entity that is not a natural person, so long as the person: (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; (b) does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) can be covered as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement.

“Date of Grant” means the date as of which an Award is determined to be effective and granted pursuant to the Plan as designated in a resolution by the Plan Administrator. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Plan Administrator. In no event shall the Date of Grant be earlier than the Effective Date.

“Effective Date” has the meaning given the term in the introductory paragraph.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to the term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules, and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies: (i) respecting Stock Options, Stock Appreciation Rights, and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Plan Administrator through the application of a reasonable valuation method, taking into account all information material to the Company’s value, within the meaning of Section 409A of the Code; and (ii) respecting all other Awards, the fair market value as determined by the Plan Administrator in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code and otherwise does not meet the requirements.

“Other Share-Based Award” means an equity-based and equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Outside Director” means any individual who is a member of the Board who is not an Employee.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objective” means any performance objective established by the Plan Administrator pursuant to the Plan, as more fully set forth in Subsection 13(b).

“Plan” means this TetriDyn Solutions, Inc. 2016 Incentive Plan, as amended from time to time.

“Plan Administrator” means the Board or a Committee designated by the Board.

“Prior Plans” has the meaning given the term in Subsection 1(c).

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“Restricted Shares” means Shares granted and sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 8 has expired.

“SEC” means the U.S. Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.001 par value, or any security into which the Share may be changed by reason of any transaction and event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) respecting an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation and other entity in which the Company owns, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of the Company’s stock, within the meaning of Section 422 of the Code.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision of succeeding, similar, substitute proposed, and final Treasury Regulations.

3.             Shares Available under the Plan.

(a)           Shares Available for Awards. The Company may issue and deliver pursuant to Awards under the Plan an aggregate of 12,000,000 Shares, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plans but are not then subject to outstanding awards under the Prior Plans and that may become available under the Prior Plans in accordance with their terms, all of which may be granted as Incentive Stock Options and other Awards. Shares issued and delivered pursuant to an Award may be authorized but unissued Shares, including Shares purchased in the open market, and a combination of the foregoing. The aggregate number of Shares available for issuance and delivery under the Plan shall be subject to adjustment as provided in Section 15.

(b)           Share Usage. In addition to the number of Shares provided for in Subsection 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, and otherwise terminated without the issuance of the Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, and in substitution for, outstanding awards granted by a company to individuals who become Employees and Outside Directors as the result of a merger and other corporate transaction involving such company and the Company or any of its Subsidiaries (except as may be required by reason of Section 422 of the Code and the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on and after the Approval Date are forfeited, canceled, surrendered, and otherwise terminated without the issuance of the Shares; (v) any Shares from Awards exercised for, or settled in, vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision, and agreement; (vi) Shares subject to Stock Options deemed surrendered in a net exercise of Stock Options and exercise by attestation; and (vii) Shares withheld for payment of applicable employment taxes and withholding obligations resulting from the exercise of any Stock Option; provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of a Stock Option or upon the vesting of Restricted Shares and Restricted Share Units, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Without limiting the foregoing, only the number of Shares used to settle any Stock Appreciation Right upon exercise shall count against the number of Shares available for Awards under the Plan, regardless of the number of Shares subject to any Stock Appreciation Right.

4.             Administration of the Plan.

(a)           In General. The Plan shall be administered by the Plan Administrator, which shall have full and final authority in its discretion to take all actions determined to be necessary in the administration of the Plan, including discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards in a manner consistent with the Plan; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions, and limitations applicable to any Award and accelerate the vesting and exercisability of any Award in a manner consistent with the Plan; (v) construe and interpret the Plan and any Award Agreement and other agreement or instrument entered into under the Plan; (vi) establish, amend, and waive rules and regulations for the Plan’s administration; and (vii) take such other action, not inconsistent with the terms of the Plan, as the Plan Administrator deems appropriate. To the extent permitted by Applicable Laws, the Plan Administrator may, in its discretion, delegate to one or more Outside Directors and Employees any of the Plan Administrator’s authority under the Plan other than the authority to approve Awards to persons eligible to receive Awards under the Plan who are: (x) subject to Section 16 of the Exchange Act; and (xi) at the time of the approval, a “covered employee” under Section 162(m) of the Code. The acts of any delegates shall be treated hereunder as acts of the Plan Administrator respecting any matters so delegated.

(b)           Determinations. The Plan Administrator shall have no obligation to treat Participants and eligible Participants uniformly, and the Plan Administrator may make determinations under the Plan selectively among Participants who receive, and Employees and Outside Directors who are eligible to receive, Awards (whether or not the Participants and eligible Employees and Outside Directors are similarly situated). All determinations and decisions made by the Plan Administrator pursuant to the provisions of the Plan and all related orders and resolutions of the Plan Administrator shall be final, conclusive, and binding on all persons, including the Company and its Subsidiaries, stockholders, Outside Directors, Employees, Participants, and their estates and beneficiaries, except in the case of manifest error or bad faith.

(c)           Authority of the Board. The Board may reserve to itself any or all of the authority and responsibility under the Plan and may act as the Plan Administrator for all purposes, provided that, at such times that the Board is acting as the Plan Administrator, only those persons who meet the qualifications set forth in the definition of Committee herein shall vote on matters concerning the Plan to the extent required by Applicable Laws. To the extent the Board has reserved any such authority and responsibility, or during any time that the Board is acting as Plan Administrator, it shall have all the powers of the Plan Administrator hereunder, and any reference herein to the Plan Administrator (other than in this Subsection 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Plan Administrator, the action of the Board shall control.

(d)           Indemnity. Each person who is or shall have been a member of the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, and expense that may be imposed upon, and reasonably incurred by, that person in connection with and resulting from any claim, action, suit, and proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from all amounts paid by that person in settlement thereof, with the Company’s approval, or paid by that person in satisfaction of any judgment in any such action, suit, and proceeding against that person, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation and bylaws, as a matter of law, and otherwise and any power that the Company may have to indemnify them and hold them harmless.

5.             Eligibility and Participation. Each Employee, Outside Director, and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Plan Administrator may, from time to time, select those to whom Awards shall be granted from all eligible Employees, Outside Directors, and Consultants and shall determine, in its sole discretion, the nature of all terms permissible by Applicable Law and the amount of each Award, all in a manner consistent with the Plan.

6.             Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in the number, and upon the terms and conditions, as shall be determined by the Plan Administrator, in its sole discretion, as follows:

(a)           Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable, and the other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)           Exercise Price. The exercise price per Share of a Stock Option shall be: (i) determined by the Plan Administrator at the time the Stock Option is granted; (ii) specified in the related Award Agreement; and (iii) equal to 100% of the Fair Market Value of a Share on the Date of Grant.

(c)           Term. The term of a Stock Option shall be determined by the Plan Administrator, as shall be set forth in the related Award Agreement, and shall not be less than seven years or more than 10 years from its Date of Grant.

(d)           Exercisability. Stock Options shall become exercisable at the times, and upon the terms and conditions, as shall be determined by the Plan Administrator and set forth in the related Award Agreement, in all cases consistent with the Plan. Such terms and conditions shall include the satisfaction of time-based vesting requirements.

(e)           Exercise of Stock Options. Except as otherwise provided in the Plan and in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by delivery of a notice of exercise to the Company or its designee in a form specified by the Company that sets forth the number of Shares for which the Stock Option is to be exercised and full payment of the exercise price for the Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value on the day preceding the date of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii), and (iii); or (v) through any other method approved by the Plan Administrator in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)            Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)             Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options shall be subject to, and comply with, the requirements of Section 422 of the Code.

(ii)            To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) for which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)           No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless: (1) the exercise price per Share of the Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the Date of Grant) of a Share on the Date of Grant; and (2) the term of the Incentive Stock Option does not exceed five years from the Date of Grant.

7.            Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in the number, and upon the terms and conditions, as shall be determined by the Plan Administrator, in its sole discretion, as follows:

(a)           Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable, and the other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

(b)           Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be: (i) determined by the Plan Administrator at the time the Stock Appreciation Right is granted; (ii) specified in the related Award Agreement; and (iii) equal to 100% of the Fair Market Value of a Share on the Date of Grant.

(c)           Term. The term of a Stock Appreciation Right shall be determined by the Plan Administrator, as shall be set forth in the related Award Agreement, and shall not be less than seven years or more than 10 years from its Date of Grant.

(d)           Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at the times, and upon the terms and conditions, as may be determined by the Plan Administrator and set forth in the related Award Agreement. Such terms and conditions shall include the satisfaction of time-based vesting requirements.

(e)           Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan and in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by delivery of a notice of exercise to the Company or its designee in a form specified by the Company that sets forth the number of Shares for which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to the excess of the Fair Market Value of a Share on the exercise date over the exercise price per Share, multiplied by the number of Shares for which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares or cash, and a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

8.             Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted and sold to Participants in the number, and upon the terms and conditions, as shall be determined by the Plan Administrator, in its sole discretion, as follows:

(a)           Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse, and the other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

(b)           Terms, Conditions, and Restrictions. The Plan Administrator shall impose such other terms, conditions, and/or restrictions on any Restricted Shares as it may deem advisable, including restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements, all in a manner consistent with the Plan. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions. Subject to Sections 18 and 20 of the Plan, or as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, or termination of employment or service for good reason: (i) no condition on vesting of Restricted Shares that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Shares that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Shares more quickly than three years from the Date of Grant (which vesting period may lapse at such times or in the manner as specified in the Award Agreement).

(c)           Custody of Certificates. To the extent deemed appropriate by the Plan Administrator, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions, and/or restrictions applicable to the Shares have been satisfied or lapse.

(d)           Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with the Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid respecting the Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions respecting the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions respecting Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until the Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9.             Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted and sold to Participants in the number, and upon the terms and conditions, as shall be determined by the Plan Administrator, in its sole discretion, as follows:

(a)           Award Agreement. Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

(b)           Terms, Conditions, and Restrictions. The Plan Administrator shall impose such other terms, conditions, and restrictions on any Restricted Share Units as it may deem advisable, including a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives, and time-based restrictions and holding requirements. Subject to Sections 18 and 20 of the Plan, and as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, and termination of employment or service for good reason: (i) no condition on vesting of Restricted Share Units that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Share Units that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Share Units more quickly than three years from the Date of Grant (which vesting period may lapse at such times and in the manner as specified in the Award Agreement).

(c)           Form of Settlement. Restricted Share Units may be settled in whole Shares or cash, and a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

(d)           Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents on a current, deferred, and contingent basis, and either in cash or in additional Shares, as determined by the Plan Administrator, in its sole discretion, and set forth in the related Award Agreement; provided that dividend equivalents for Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until the Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10.           Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in the number, and upon the terms and conditions, as shall be determined by the Plan Administrator in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, and otherwise based on, the Fair Market Value of Shares and shall be in the form as the Plan Administrator shall determine, including time-based and performance-based units that are settled in Shares and cash, as follows:

(a)           Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan. Subject to Sections 18 and 20 of the Plan, and as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, and termination of employment or service for good reason: (i) no condition on vesting of an Other Share-Based Award that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of an Other Share-Based Award that is based upon continued employment or service shall provide for vesting in full of the Other Share-Based Award more quickly than three years from the Date of Grant (which vesting period may lapse at such times and in the manner as specified in the Award Agreement).

(b)           Form of Settlement. An Other Share-Based Award may be settled in whole Shares or cash, and a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

(c)           Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents on a current, deferred, and contingent basis, and either in cash or in additional Shares, as determined by the Plan Administrator, in its sole discretion, and set forth in the related Award Agreement; provided that dividend equivalents for Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until the Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11.           Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in the amounts, and upon the other terms and conditions, as shall be determined by the Plan Administrator in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount and payment range, the time and method of settlement, and the other terms and conditions, as applicable, of the Award, which may include restrictions based on the achievement of specific Performance Objectives.

12.           Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan and any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this section): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, and modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the Award is a “specified employee” (as defined in Section 409A of the Code, with the classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six months following the date of the Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code and any other provision of federal, state, local, and non-United States law. The Company shall not be liable to any Participant for any tax, interest, and penalties the Participant might owe as a result of the grant, holding, vesting, exercise, and payment of any Award under the Plan.

13.           Compliance with Section 162(m).

(a)           In General. Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards, and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Plan Administrator, in its sole discretion, the grant, vesting, exercisability, and settlement of any Award intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Plan Administrator. Any such Award must meet the requirements of this Section 13.

(b)           Performance Objectives. A Performance Objective may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures and minority investments, lines of activity, geographic areas, and the performance of the individual Participant, and may include Performance Objectives and combinations of one or more Performance Objectives set forth below in this Subsection 13(b). Performance Objectives may be made relative to the Company’s own history or relative to the performance of a group of comparable companies and published or special index that the Plan Administrator, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be based on specified levels of, and growth in, one or more of the following criteria, which may be calculated either absolutely or on a per-share basis: revenues; revenue growth over a specified period; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; earnings per share; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; earnings before or after interest, taxes, depreciation, depletion, amortization, exploration, or extraordinary or special items; operating income before or after interest, taxes, depreciation, depletion, amortization, or extraordinary or special items; return on investment; net asset values; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; and stock price and strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and Employee benefits, supervision of litigation and information technology, and goals relating to acquisitions and divestitures of Subsidiaries, affiliates, and joint ventures.

(c)           Establishment of Performance Goals. The Plan Administrator shall establish for all Awards intended to qualify for the Performance-Based Exception: (i) the applicable Performance Objectives and performance period; and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (xi) the expiration of 25% of the applicable performance period.

(d)           Certification of Performance. For any Award intended to qualify for the Performance-Based Exception, the Plan Administrator shall certify in writing whether the applicable Performance Objectives and other material terms imposed on the Award have been satisfied, and if they have, ascertain the amount of the payout and vesting of the Award. Notwithstanding any other provision of the Plan, payment and vesting of any such Award shall not be made until the Plan Administrator certifies in writing that the applicable Performance Objectives and any other material terms of the Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(e)           Negative Discretion. The Plan Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives for any Award intended to qualify for the Performance-Based Exception.

14.           Transferability. Except as otherwise determined by the Plan Administrator, no Award and dividend equivalents paid for any Award shall be transferable by the Participant except by will and the laws of descent and distribution; provided that, if so determined by the Plan Administrator, each Participant may, in a manner established by the Board and the Plan Administrator, designate a beneficiary to exercise the rights of the Participant for any Award upon the death of the Participant and to receive Shares and other property issued and delivered under the Award. Except as otherwise determined by the Plan Administrator, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision.

15.           Adjustments. In the event of any equity restructuring (within the meaning of applicable accounting standards), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, and recapitalization through a large, nonrecurring cash dividend, the Plan Administrator shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan, and for outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, grant price, and other price of Shares subject to outstanding Awards, in each case to prevent dilution and enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, liquidation, and similar transaction, the Plan Administrator may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution and enlargement of rights; provided, however, that unless otherwise determined by the Plan Administrator, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Plan Administrator shall not make any adjustment pursuant to this Section 15 that would: (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; and (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Plan Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under and through any Participant.

16.           Fractional Shares. The Company shall not be required to issue and deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Plan Administrator, fractional shares shall be settled in cash.

17.           Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option and Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code, and otherwise respecting an Award. The Company and its Subsidiaries shall not be required to issue and deliver Shares, make any payment, and recognize the transfer and disposition of Shares until the obligations are satisfied. Except to the extent the obligations are paid in cash, the Plan Administrator shall permit and may require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued and delivered to a Participant upon exercise of a Stock Option and Stock Appreciation Right and upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value on the day preceding the date of vesting or settlement equal to the minimum amount required to be withheld or paid. Any such elections are subject to the conditions and procedures as may be established by the Plan Administrator.

18.           Foreign Employees. Without amending the Plan, the Plan Administrator may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Plan Administrator, be necessary and desirable to foster and promote achievement of the purposes of the Plan. In furtherance of these purposes, the Plan Administrator may make modifications, amendments, procedures, and the like as may be necessary and advisable to comply with provisions of Applicable Laws of other countries in which the Company and its Subsidiaries operate or have Employees.

19.           Termination of Employment; Termination for Cause; Forfeiture of Awards.

(a)           Termination on Retirement, Death, Disability, etc. If a Participant’s employment or service with the Company and its Subsidiaries terminates upon the Participant’s death, retirement after 15 years of service (six years in the case of Directors), or disability (within the meaning of Section 22(e)(3) of the Code or for such longer period and more restrictive requirements provided in any agreement between the Participant and the Company), or due to the Company’s breach of any employment agreement with the Participant or unauthorized significant change in the scope and nature of Participant’s duties as provided therein, except to the extent expressly prohibited by any Applicable Law: (i) all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all restrictions and forfeiture provisions pursuant to the Awards shall automatically and immediately terminate, except that the vesting of any unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is contingent on reaching any employer or Participant performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (ii) the Participant shall be entitled to a payment for the Awards intended to qualify for the Performance-Based Exception at the end of the performance period based on the extent to which achievement of the Performance Objectives was satisfied at the end of the period (as determined at the end of the period) and prorated for the portion of the performance period during which the Participant was employed by the Company or a Subsidiary.

(b)           Termination for Cause. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Plan Administrator in its sole discretion, or if a Participant’s employment or other relationship with the Company and its Subsidiaries terminates for any reason other than as described in Subsection 19(a), then: (i) further vesting of all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards shall immediately terminate as of the date of the termination; (ii) except as provided herein and in the Award Agreement, a Participant shall not be entitled to any payment for a performance period of an Award intended to qualify for the Performance-Based Exception; and (iii) any Shares of Restricted Stock as to which restrictions do not lapse as provided herein shall terminate at the date of the Participant’s termination of employment and the Shares of Restricted Stock shall be forfeited to the Company, all subject to the discretion of the Plan Administrator as set forth in Subsection 21(a).

(c)           No Exercise after Expiration. Notwithstanding the foregoing, in no event shall a Stock Option and a Stock Appreciation Right be exercisable after the expiration of the term of the Award.

(d)           Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture and repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules and regulations issued by the SEC and applicable securities exchange.

(e)           Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in Subsection 19(d), the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set-off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including wages, vacation pay, and other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), the offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20.           Change of Control. In the event of a Change of Control, except to the extent expressly prohibited by any Applicable Law and regulation: (a) all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all forfeiture provisions pursuant to the Awards shall automatically and immediately terminate, except that the vesting of any unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is contingent on reaching any employer or Participant performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (b) the Participant shall be entitled to a payment for the Awards intended to qualify for the Performance-Based Exception at the end of the performance period based on the extent to which achievement of the Performance Objectives was satisfied at the end of the period (as determined at the end of the period) and prorated for the portion of the performance period during which the Participant was employed by the Company or a Subsidiary.

21.           Amendment, Modification, and Termination.

(a)           Adjustments to Outstanding Awards. The Plan Administrator may, in its sole discretion, at any time: (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse and that any Performance Objectives and other performance-based criteria respecting any Awards shall be deemed to be wholly or partially satisfied; and (iii) waive any other limitation and requirement under any such Award, in each case, as of the date as the Plan Administrator may, in its sole discretion, declare. Unless otherwise determined by the Plan Administrator, any such adjustment that is made respecting an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in the manner as will not cause the Awards to fail to qualify under the Performance-Based Exception. Additionally, the Plan Administrator shall not make any adjustment pursuant to this Subsection 21(a) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A and that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

(b)           Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 and 20, the Board and the Plan Administrator will not, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding Stock Option and Stock Appreciation Right to reduce the exercise price. No Stock Option and Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price for another Award or for cash without further approval of the Company’s stockholders, except as provided in Sections 15 or 20. Furthermore, no Stock Option and Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus and grant or sale of another Award without further approval of the Company’s stockholders. This Subsection 21(b) is intended to prohibit the repricing of “underwater” Stock Options and Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

(c)           Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(a), and 23(d)), no termination, amendment, suspension, and modification of the Plan and an Award Agreement shall adversely affect, in any material way, any Award previously granted under the Plan without the written consent of the Participant holding the Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Plan Administrator to disqualify the Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

(d)           Additional Provisions. Any additional provisions required by the laws in any state in which a Participant resides may be adopted by the Plan Administrator and appended to this Plan and by such action shall become a part hereof, applicable only to Awards to Participants residing in such state.

22.           Applicable Laws. The Company’s obligations respecting Awards under the Plan shall be subject to all Applicable Laws and the approvals by any governmental agencies as the Plan Administrator determines may be required. The Plan and each Award Agreement shall be governed by the laws of the state of Nevada, excluding any conflicts or choice of law rule and principle that might otherwise refer construction and interpretation of the Plan to the substantive law of another jurisdiction.

23.           Miscellaneous.

(a)           Deferral of Awards. Excepting Stock Options and Stock Appreciation Rights, the Plan Administrator may permit Participants to elect to defer the issuance and delivery of Shares or the settlement of Awards in cash under the Plan pursuant to the rules, procedures, and programs as it may establish for purposes of the Plan. The Plan Administrator also may provide that deferred issuances and settlements include the payment and crediting of dividend equivalents and interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b)           No Right of Continued Employment. The Plan shall not confer upon any Participant any right for continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate the Participant’s employment or other service at any time. No Employee and Outside Director shall have the right to be selected to receive an Award under the Plan or having been so selected, to be selected to receive future Awards.

(c)           Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right and title to any assets, funds, and property of the Company or any Subsidiary, including any specific funds, assets, and other property that the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award and the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)           Severability. If any provision of the Plan is or becomes invalid, illegal, and unenforceable in any jurisdiction, or would disqualify the Plan and any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended and limited in scope to conform to Applicable Laws or, in the discretion of the Plan Administrator, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)           Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under and through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Plan Administrator, the Board, and the Company, in any case, in accordance with the terms and conditions of the Plan.

(f)           Successors. All obligations of the Company under the Plan and respecting Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, other event, and sale or disposition of all or substantially all of the Company’s business and assets, and references to the “Company” herein and in any Award Agreements shall be deemed to refer to the successors.

SECRETARY’S CERTIFICATE

The undersigned, the duly constituted secretary of TetriDyn Solutions, Inc., hereby certifies that pursuant to resolution duly adopted by the stockholders on [____________________], 2016, in accordance with the requirements of law and the Company’s articles of incorporation and bylaws, the foregoing TetriDyn Solutions, Inc. 2016 Incentive Plan was approved by the affirmative vote of the holders of a majority of the Shares of common stock.

DATED this ______ day of [month], 2016.

[name], Secretary

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